EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Auto Parts Network, Inc. of our report dated March 10, 2016 relating to the consolidated financial statements of U.S. Auto Parts Network, Inc., appearing in the Annual Report on Form 10-K of U.S. Auto Parts Network, Inc. for the fiscal year ended January 2, 2016.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Los Angeles, CA
August 19, 2016